SCHEDULE 14C

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[ X  ]  Preliminary Information Statement
[    ]  Confidential, for Use of the Commission Only (as permitted by Rule
         14c-5(d)(2))
[    ]  Definitive Information Statement

        USAllianz Variable Insurance Products Trust
        ------------------------------------------
       (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):
[ X  ]  No fee required
[    ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         1) Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

[    ]  Fee paid previously with preliminary materials.

[    ]  Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                   USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                             5701 GOLDEN HILLS DRIVE
                              MINNEAPOLIS, MN 55416

                       USAZ FRANKLIN SMALL CAP VALUE FUND
           (FORMERLY KNOWN AS THE USAZ PIMCO NFJ SMALL CAP VALUE FUND)

                              INFORMATION STATEMENT

This information statement is being provided on behalf of the Board of Trustees (the "Board") of the USAllianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively "Allianz") to owners of certain variable annuity contracts and variable life insurance policies ("Variable Contracts") issued by Allianz.

On February 26, 2005, the Board, meeting in person, voted to replace PIMCO Advisers Retail Holdings, LLC and NFJ Investment Group L.P. ("PIMCO/NFJ"), the investment subadvisers for the USAZ PIMCO NFJ Small Cap Value Fund, with Franklin Advisory Services, LLC ("Franklin"), effective April 4, 2005. The Board approved a subadvisory agreement (also referred to as a "portfolio management agreement") between the Trust and Franklin without shareholder approval pursuant to an exemptive order issued to the Trust and the Trust's investment manager, USAllianz Advisers, LLC ("USAllianz Advisers") by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Exemptive Order"). The Exemptive Order permits USAllianz Advisers, subject to oversight by the Board, to hire new subadvisers and to make certain changes to existing subadvisory agreements, without obtaining shareholder approval.

In connection with replacing PIMCO/NFJ with Franklin, the Board also approved changing the name of the USAZ PIMCO NFJ Small Cap Value Fund to the USAZ Franklin Small Cap Value Fund (the "Fund").

Pursuant to the terms of the Exemptive Order, this information statement is being provided to owners of Variable Contracts. This information statement describes the circumstances surrounding the Board's approval of the change in subadvisers and provides you with an overview of the terms of the agreement with Franklin. CONTRACT OWNERS DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY. The approximate mailing date of this information statement is July 1, 2005.



                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

                               GENERAL INFORMATION


USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

The Trust is a Delaware business trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999 and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 27 separate investment portfolios, each of which is, in effect, a separate mutual fund.

The Trust currently offers each series of its shares to one or more separate accounts of Allianz as funding vehicles for certain Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company and a separate prospectus, which accompanies the prospectus for the Trust, describes the separate account and the Variable Contracts issued through it.

USALLIANZ ADVISERS, LLC

Pursuant to an investment management agreement originally approved by the Board on April 11, 2001, USAllianz Advisers serves as the Trust's investment manager. USAllianz Advisers is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). USAllianz Advisers is a wholly owned subsidiary of Allianz Life Insurance Company of North America. Its principal business address is 5701 Golden Hills Drive, Minneapolis, MN 55416.

USAllianz Advisers is responsible for the overall management of the Trust and for retaining subadvisers to manage the assets of each fund according to its investment objective and strategies. USAllianz Advisers has engaged at least one subadviser for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management.

The Board approved an amendment to the Investment Management Agreement to add the USAZ PIMCO NFJ Small Cap Value Fund as a series of the Trust on February 28, 2003. The Board approved the appointment of Franklin as the new subadviser of this series of the Trust, and a change of name of the series to USAZ Franklin Small Cap Value Fund, on February 26, 2005. To date, the Investment Management Agreement between the Trust and USAllianz Advisers has not been required to be submitted for approval by shareholders.

Section 15(a) of the 1940 Act generally requires that a majority of the Fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Exemptive Order permits USAllianz Advisers to use a "manager of managers" approach to selecting and supervising subadvisers to manage the investments of the Fund and, on behalf of the Trust, to enter into and materially amend subadvisory agreements without shareholder approval.

Using the "manager of managers" approach, USAllianz Advisers selects subadvisers based on a continuing quantitative and qualitative evaluation of their skills and abilities in managing assets pursuant to a particular investment style. Although USAllianz Advisers does not anticipate frequent changes in subadvisers, pursuant to the Exemptive Order, USAllianz Advisers may replace a fund's subadviser, or add another subadviser for a fund, without imposing the costs and delays of obtaining shareholder approval.

ADMINISTRATOR AND DISTRIBUTOR

BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Trust's administrator, transfer agent and fund accountant. Administrative services provided by BISYS include providing office space, equipment and clerical personnel to the Trust and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services. BISYS also serves as the principal distributor of the Trust.

                              INVESTMENT SUBADVISER

REPLACEMENT OF PIMCO ADVISERS RETAIL HOLDINGS, LLC AND NFJ INVESTMENT GROUP L.P. WITH FRANKLIN ADVISORY SERVICES, LLC

On February 26, 2005, USAllianz Advisers recommended to the Board that PIMCO/NFJ be replaced by Franklin, and on that same day, the Board voted to replace PIMCO/NFJ with Franklin effective April 4, 2005.

In connection with replacing PIMCO/NFJ with Franklin as the investment subadviser for the USAZ PIMCO NFJ Small Cap Value Fund, the Board also approved changing the name of the Fund to the USAZ Franklin Small Cap Value Fund.

FRANKLIN ADVISORY SERVICES, LLC

Franklin is a registered investment adviser under the Advisers Act. Its principal place of business is One Parker Plaza, Ninth Floor, Fort Lee, NJ 07024. As of April 30, 2005, Franklin, along with its affiliates (referred to as Franklin Templeton Investments) had aggregate assets under management of approximately $409 billion. Franklin was registered with the SEC as an adviser on May 8, 1996.

Franklin is a wholly-owned subsidiary of Franklin/Templeton Distributors, Inc., which is a wholly-owned subsidiary of Franklin Resources, Inc., a publicly-traded company. Both parent companies are located at One Franklin Parkway, San Mateo, CA 94403.

The name and principal occupation of the principal executive officers and directors of Franklin are set forth in the following table. The address of each such individual is that of Franklin.


------------------------------ ---------------------------------- -------------------------------------------
            NAME                            ADDRESS                          PRINCIPAL OCCUPATION
------------------------------ ---------------------------------- -------------------------------------------
------------------------------ ---------------------------------- -------------------------------------------
William J. Lippman             One Parker Plaza, 9th Floor        President, Portfolio Manager
                               Fort Lee, NJ 07024
------------------------------ ---------------------------------- -------------------------------------------
------------------------------ ---------------------------------- -------------------------------------------
Rupert H. Johnson, Jr.         One Franklin Parkway               Senior Vice President
                               San Mateo, CA  94403
------------------------------ ---------------------------------- -------------------------------------------
------------------------------ ---------------------------------- -------------------------------------------
Bruce C. Baughman              One Parker Plaza, 9th Floor        Senior Vice President, Portfolio Manager
                               Fort Lee, NJ 07024
------------------------------ ---------------------------------- -------------------------------------------
------------------------------ ---------------------------------- -------------------------------------------
Donald G. Taylor               One Parker Plaza, 9th Floor        Senior Vice President, Portfolio Manager
                               Fort Lee, NJ 07024
------------------------------ ---------------------------------- -------------------------------------------
------------------------------ ---------------------------------- -------------------------------------------
Margaret McGee                 One Parker Plaza, 9th Floor        Vice President, Portfolio Manager
                               Fort Lee, NJ 07024
------------------------------ ---------------------------------- -------------------------------------------
------------------------------ ---------------------------------- -------------------------------------------
James R. Baio                  One Franklin Parkway               Senior Vice President, Chief Financial
                               San Mateo, CA  94403               Officer
------------------------------ ---------------------------------- -------------------------------------------
------------------------------ ---------------------------------- -------------------------------------------
Kenneth A. Lewis               One Franklin Parkway               Treasurer
                               San Mateo, CA  94403
------------------------------ ---------------------------------- -------------------------------------------
------------------------------ ---------------------------------- -------------------------------------------
Barbara J. Green               One Franklin Parkway               Secretary
                               San Mateo, CA  94403
------------------------------ ---------------------------------- -------------------------------------------
------------------------------ ---------------------------------- -------------------------------------------
Timothy S. Stearns             500 East Broward Blvd., Ste. 2100  Chief Compliance Officer
                               Fort Lauderdale, FL  33394
------------------------------ ---------------------------------- -------------------------------------------
AS OF APRIL 30, 2005

No person who is an officer or trustee of the Fund is an officer or director of Franklin.

Mr. William J. Lippman is the lead portfolio manager for the day-to-day management of the Fund. Mr. Lippman is President and Portfolio Manager of Franklin. He joined Franklin Templeton in 1988 and currently manages several institutional mutual funds. He is a member of the Franklin Institutional Small Cap Value Equity Management Team, and he is President and Trustee of Franklin Managed Trust.

Mr. Bruce Baughman is a backup portfolio manager for the day-to-day management of the Fund. Mr. Baughman is Senior Vice President and Portfolio Manager of Franklin. He joined Franklin Templeton in 1988. Mr. Baughman is part of a team that manages several equity funds, including Franklin Balance Sheet Investment Fund and Franklin MicroCap Value Fund, where he is Lead Manager. He is also a member of the Franklin Institutional Small Cap Value Equity Management Team.

Ms. Margaret McGee is a backup portfolio manager for the day-to-day management of the Fund. Ms. McGee is Vice President and Portfolio Manager of Franklin. She joined Franklin Templeton in 1988 and currently co-manages several mutual funds. She is also a member of the Franklin Institutional Small Cap Value Equity Management Team.

Mr. Don Taylor is a backup portfolio manager for the day-to-day management of the Fund. Mr. Taylor is Senior Vice President and Portfolio Manager of Franklin. He joined Franklin Templeton in 1996. Mr. Taylor is part of a team that manages several equity funds, including Franklin Rising Dividends Fund and Franklin Rising Dividends Securities Fund, where he is Lead Manager. He is also a member of the Franklin Institutional Small Cap Value Equity Management Team.

Franklin currently serves as investment adviser for the following funds that have an investment objective similar to that of the Fund:

------------------------------- --------------------------------- -------------------- ----------------------
FUND                            RATE OF FRANKLIN'S COMPENSATION    FEES WAIVED UNDER     ASSETS OF FUND AT
                                                                  ADVISORY AGREEMENT?     APRIL 30, 2005
------------------------------- --------------------------------- -------------------- ----------------------
------------------------------- --------------------------------- -------------------- ----------------------
Franklin Small Cap Value        0.57%                                    Yes 1         $882 million
Securities Fund
------------------------------- --------------------------------- -------------------- ----------------------
------------------------------- --------------------------------- -------------------- ----------------------
Franklin Small Cap Value Fund   0.75%                                    Yes 1         $671 million
------------------------------- --------------------------------- -------------------- ----------------------
------------------------------- --------------------------------- -------------------- ----------------------
SunAmerica Series Fund -        0.60%                                    None          $9 million
Small Company Value
------------------------------- --------------------------------- -------------------- ----------------------
1/ The manager agreed in advance to reduce its fee to reflect the reduced services resulting from the fund's investment in a Franklin Templeton money fund. This reduction was required by the fund's Board of Directors and an exemptive order by the Securities and Exchange Commission.

Franklin does not serve as an investment adviser for hedge funds.

SHARE OWNERSHIP

As of April 30, 2005, the trustees and executive officers of the Fund owned an interest individually and in the aggregate of less than 1% of the Fund's shares. As of April 30, 2005, to the best knowledge of the Funds, no person owned, of record or beneficially, 5% or more of the outstanding shares of the Fund.

                        INVESTMENT SUBADVISORY AGREEMENTS

INFORMATION CONCERNING THE FRANKLIN SUBADVISORY AGREEMENT

The Franklin subadvisory agreement is substantially similar to the prior PIMCO/NFJ subadvisory agreement, except for:

o A change in the effective date (the PIMCO/NFJ subadvisory agreement was effective May 1, 2002 and the Franklin subadvisory agreement was effective on April 4, 2005)
o        A different fee schedule
o The PIMCO/NFJ agreement provides that PIMCO/NJF may reduce its compensation (the Franklin agreement does not have such a provision)
o The Franklin agreement contains a provision specifically allowing Frankling to hire persons to assist it in its performance of services under the agreement (the PIMCO/NFJ agreement does not have such a specific provision)
o The Franklin agreement provides that USAllianz Advisers may not require Franklin to effect portfolio transactions with any particular broker-dealer and that Franklin has sole discretion to select broker-dealers to effect portfolio transactions so long as such selection is consistent with the other terms of the agreement (the PIMCO/NFJ agreement does not have such a specific provision)
o The Franklin agreement contains a provision generally prohibiting Franklin from disclosing portfolio holdings to anyone other than USAllianz Advisers, the Trust, the Custodian(s), or the Administrator (the PIMCO/NFJ agreement does not have such a provision)

o The Franklin agreement generally prohibits Franklin or its affiliates from consulting with any other portfolio manager advising an affiliate of the Fund concerning transactions for the Fund in securities or other assets (the PIMCO/NFJ agreement does not have such a provision)
o The Franklin agreement provides that certain marketing materials must be submitted to Franklin for written approval prior to distribution (the PIMCO/NFJ agreement does not have such a provision)
o The Franklin agreement requires USAllianz Advisers to cooperate with Franklin in the prosecution or defense of certain of Franklin's trademarks (the PIMCO/NFJ agreement does not have such a provision)
o The Franklin agreement requires the Fund or USAllianz Advisers to instruct the Custodian(s) to provide Franklin with such information as Franklin may reasonably request relating to daily cash levels in the Fund (the PIMCO/NFJ agreement does not have such a provision)

The duties that Franklin is required to perform under its subadvisory agreement with USAllianz Advisers are essentially the same as those provided by PIMCO/NFJ under its subadvisory agreement. Accordingly, the Fund receives substantially similar subadvisory services as it received under the PIMCO/NFJ subadvisory agreement.

The Franklin subadvisory agreement provides that, subject to the overall supervision of USAllianz Advisers and the Board, Franklin is granted full responsibility for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies and limitations, as stated in its prospectus and Statement of Additional Information. Franklin agrees to provide reports to USAllianz Advisers and to the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The Franklin subadvisory agreement states that Franklin will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

Pursuant to the Franklin subadvisory agreement, Franklin agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, Franklin will consider all of the factors that it deems relevant, especially the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, Franklin may also consider the brokerage and research services provided to the Fund and/or other accounts over which Franklin exercises investment discretion. Franklin is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction if, but only if Franklin determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided the investment objectives of the Fund and applicable law are adhered to, the Franklin subadvisory agreement permits Franklin to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by Franklin or with accounts of Franklin's affiliates, if in Franklin's reasonable judgment such aggregation would result in an overall economic benefit to the Fund. In addition, Franklin's services under the subadvisory agreement are not exclusive, and Franklin is permitted to provide the same or similar services to other clients.

In the Franklin agreement, Franklin agrees not to disclose the Trust's portfolio holdings to anyone other than USAllianz Advisers, the Trust or the Administrator of the Fund.

In connection with securities transactions, Franklin (or any affiliated person of Franklin) and any other portfolio manager that is advising an affiliate of the Fund entering into the transaction are prohibited from consulting with each other concerning transactions for the Fund in securities or other assets. The prohibition does not apply to communications in connection with USAllianz Advisers' (i) responsibility for evaluating and monitoring the portfolio manager(s); (ii) determination of the allocation of assets among the portfolio managers; and (iii) investment discretion with respect to the investment of Fund assets not otherwise assigned to a portfolio manager.

The Franklin subadvisory agreement provides that Franklin is not liable to USAllianz Advisers, the Fund, the Trust or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding or sale of any security, except: (1) for willful misfeasance, bad faith or gross negligence on the part of Franklin or its officers, directors or employees, or reckless disregard by Franklin of its duties under the subadvisory agreement, and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The duration and termination provision of the Franklin subadvisory agreement is identical to that of the PIMCO/NFJ subadvisory agreement. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by
(i) the trustees or (ii) by a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or "interested persons" (as defined in the 1940 Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The Franklin subadvisory agreement may be terminated at any time without the payment of any penalty, by USAllianz Advisers, or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days written notice to Franklin, or by Franklin at any time without penalty, upon 60 days written notice to the Trust or USAllianz Advisers. The Franklin subadvisory agreement automatically terminates in the event of its assignment to another party. This termination provision is the same as the termination provision of the PIMCO/NFJ subadvisory agreement.

The name "Franklin Advisory Services, LLC" may be used by USAllianz Advisers or the Trust in connection with the Fund.

Franklin and USAllianz Advisers agree to treat all information furnished to them in connection with their duties under the Franklin subadvisory agreement as confidential.

The Franklin subadvisory agreement provides that for the services rendered, the facilities furnished and the expenses assumed by Franklin, USAllianz Advisers (out of its fees received from the Fund, in accordance with the terms of the investment management agreement between USAllianz Advisers and the Trust), will pay Franklin a monthly fee as shown in the following table. Such subadvisory fee is accrued daily and paid to Franklin monthly.

------------------------------------------------------- -----------------------------------------------------
                                                               PERCENTAGE OF AVERAGE DAILY NET ASSETS
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
USAZ Franklin Small Cap Value Fund                      0.60% first $200 Million
                             0.52% next $300 Million
                             0.50% over $500 Million
------------------------------------------------------- -----------------------------------------------------

The PIMCO/NFJ subadvisory agreement provided that USAllianz Advisers would pay
PIMCO/NFJ a monthly fee as shown in the following table.

------------------------------------------------------- -----------------------------------------------------
                                                               PERCENTAGE OF AVERAGE DAILY NET ASSETS
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
USAZ PIMCO NFJ Small Cap Value Fund                     0.50% first $250 Million
                                                        0.45% next $250 Million
                                                        0.40% next $250 Million
                                                        0.35% over $750 Million
------------------------------------------------------- -----------------------------------------------------

The Franklin subadvisory agreement contains no provisions prescribing limits on the operating expenses of the Trust or Fund.

SUBADVISORY FEES

For the period from May 1, 2002 through April 3, 2005, PIMCO/NFJ received $545,113.20 for subadvisory services to the Fund.

If the Franklin subadvisory agreement had been in effect during the period from May 1, 2002 through April 3, 2005, Franklin would have received $652,199.11 for subadvisory services for the Fund. This amount would have been 119.64% of the amount received by PIMCO/NFJ for the same period.

BOARD CONSIDERATION OF THE FRANKLIN SUBADVISORY AGREEMENT

At an in-person meeting of the Board held on February 26, 2005, the trustees unanimously approved a subadvisory agreement between USAllianz Advisers and Franklin to appoint Franklin as subadviser of the Fund. At such meeting, and at a telephonic Board meeting held February 9, 2005, the trustees reviewed materials furnished by USAllianz Advisers, Franklin and other potential subadvisers.

In reaching its determination, the Board considered the recommendation of USAllianz Advisers that the Board select Franklin as subadviser to the Fund. The Trust operates pursuant to a "manager of managers" Exemptive Order from the SEC, and USAllianz Advisers, as manager of all of the series of the Trust, is charged with researching and recommending subadvisers for the Trust.

USAllianz Advisers has adopted policies and procedures to assist it in the process of analyzing each subadviser with expertise in particular asset classes for purposes of making the recommendation that a specific investment adviser be selected. The Board reviews and considers the information provided by USAllianz Advisers in deciding which investment advisers to select. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by USAllianz Advisers to monitor the investment performance and other responsibilities of the subadviser.

USAllianz Advisers explained to the Board that the primary reason for recommending a change in subadvisers was that PIMCO/NFJ was seeking to close the Fund to new shareholders.

USAllianz Advisers presented information to the Board regarding several potential subadvisers, providing information such as performance versus peer group for 1, 3, 5 and 10 year periods and rolling averages for one-year periods and statistics such as R2, alpha, beta, standard deviation, up market capture, down market capture, and "style map" information. USAllianz Advisers presented the results of these analyses to the Board. USAllianz Advisers noted that a fund managed by Franklin which is comparable to the Fund performed very well as measured by the analyses.

USAllianz Advisers noted that Franklin's investment style is very similar to the PIMCO/NFJ's style, and that Franklin focused on small cap holdings that pay dividends that results in a high correlation in investment returns when comparing investment styles.

USAllianz Advisers also discussed the proposed subadvisory fee payable to Franklin, and contrasted this to the fee paid to PIMCO/NFJ for managing the Fund. It was noted that subadvisory fees would be higher than those currently paid to PIMCO/NFJ. The Board was aware that, because the subadviser is paid out of the management fee paid to USAllianz Advisers, a change of subadvisers, in and of itself, would not result in any change in the advisory fees paid by shareholders of the Fund.

Based upon its review, the Board concluded that the fees to be paid to Franklin were reasonable. Information comparing the expenses under the Franklin subadvisory agreement and the PIMCO/NFJ subadvisory agreement is set forth on page 8 of this Information Statement. USAllianz Advisers, on behalf of the Board of Trustees, endeavored to obtain information on the anticipated profitability of Franklin in connection with its relationship with the Fund. USAllianz Advisers was unable to obtain such information. USAllianz Advisers also assured the Board of Trustees that the agreement with Franklin was negotiated on an "arm's length" basis, so that arguably, such profitability information should be less relevant to the trustees. The trustees recognized the difficulty of allocating costs to multiple advisory accounts and products of a large advisory organization. Based upon the information provided, the trustees determined that there was no evidence that the level of such profitability attributable to Franklin subadvising the Fund was excessive.

In reviewing the other various matters listed above, the Board concluded that Franklin was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that Franklin could provide were at a level at least equal to the services that could be provided by PIMCO/NFJ; that Franklin was staffed with a number of qualified personnel and had significant research capabilities; and that the investment performance of Franklin (based upon the historical "track records" of a comparable fund) was at least satisfactory.

The trustees noted that the fee schedule in the subadvisory agreement with Franklin contains "breakpoints" that reduce the fee rate on assets above $200 million. The trustees also noted that the assets in the Fund at the end of 2004 were approximately $129 million. Franklin may realize certain economies of scale as the Fund grows larger, which may at least be partially reflected in the "breakpoints" described above.

The trustees noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply. Depending on the age, size and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and service models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The trustees also noted that the advisory agreements for many funds do not have breakpoints at all, or if breakpoints exist, they may be at asset levels significantly greater than those of the Fund.

The Board receives quarterly reports on the level of Fund assets. It expects to consider whether or not to approve the subadvisory agreement with Franklin at a meeting to be held prior to December 31, 2005, and will at that time consider:
(a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the trustees concluded that the breakpoints in the Fund's subadvisory fee rate schedule were acceptable.

The Board also reviewed Franklin's code of ethics and noted that Franklin to date had not been implicated in improper market timing or late trading activities.

The Board, including a majority of the non-interested trustees, with the assistance of independent counsel to the independent trustees, considered whether to approve the Franklin subadvisory agreement to add Franklin as subadviser of the Fund in light of its experience in governing the Trust and working with USAllianz Advisers and the subadvisers on matters relating to the funds of the Trust.

Prior to voting, the trustees reviewed the proposed approval of the portfolio management agreement with USAllianz Advisers and with experienced counsel who are independent of USAllianz Advisers and received a memorandum from such counsel discussing the legal standards for their consideration of the proposed approval. The independent (disinterested) trustees also discussed the proposed approval in a private session with such counsel at which no representatives of USAllianz Advisers were present. In reaching their determinations relating to the approval of the portfolio management agreement, the trustees considered all factors they believed relevant. The Board based its decision to approve the agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The trustees determined that the proposed new subadvisory arrangement between Franklin and USAllianz Advisers was reasonable and in the best interests of the Fund and they approved Franklin as the Fund's new subadviser effective April 4, 2005. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to approve new arrangements and continue the existing arrangements.

BROKERAGE TRANSACTIONS

Franklin is primarily responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. Orders may be directed to any broker including, to the extent and in the manner permitted by applicable law, to affiliates of Franklin.

Purchases and sales of securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Board.

In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

In placing orders for portfolio securities of the Fund, Franklin is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that Franklin seeks to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable under the circumstances. While Franklin generally seeks reasonably competitive spreads or commissions, the Fund does not necessarily pay the lowest spread or commission available. In the selection of brokers and dealers to execute portfolio transactions, Franklin is authorized to consider not only prices and rates of brokerage commissions, but also other relevant


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factors including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account, the importance to the Fund of speed, efficiency or confidentiality, the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold, any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund, the brokerage and research services provided to the Fund and/or other accounts over which Franklin or an affiliate of Franklin exercises investment discretion.

On occasion, when Franklin determines that the purchase or sale of a security is in the best interest of the Fund as well as its other advisory clients (including any other investment portfolio of the Trust or other advisory account for which Franklin or an affiliate acts as investment adviser), Franklin, to the extent permitted by applicable laws and regulations, may aggregate the securities being sold or purchased for the Fund with those being sold or purchased for such other customers in order to obtain the best net price and most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, is made by Franklin in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and such other customers. In some instances, this procedure may adversely affect the price and size of the position obtainable for the Fund.

For the year ended December 31, 2004, the Fund paid aggregate brokerage fees of $206,555.10.

AFFILIATED BROKERAGE COMMISSIONS

Subject to the above considerations, Franklin may use a broker that is an affiliated person of the Trust, USAllianz Advisers, or a broker that is an affiliated person of Franklin, to effect transactions on a securities exchange for the Fund ("Affiliated Broker"). In order for an Affiliated Broker to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by the broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. This standard limits Affiliated Brokers to receiving no more than the remuneration expected to be received by an unaffiliated broker in a commensurate arm's-length transaction. Furthermore, the Board, including a majority of the non-interested trustees, have adopted or approved procedures for Franklin which are reasonably designed to ensure that any commissions, fees or other remuneration paid to an Affiliated Broker are consistent with the foregoing standard. Brokerage transactions with Affiliated Brokers also are subject to such fiduciary standards as applicable law imposes on Franklin and/or its Affiliated Brokers.

In addition, Section 11(a) of the Securities Exchange Act of 1934 provides that member firms of a national securities exchange may not effect transactions on such exchange for the account of an investment company of which the member firm or its affiliate is the investment adviser, except pursuant to the requirements of that Section. The Board has adopted procedures designed to ensure compliance with the requirements of Section 11(a) in order that Franklin may use an Affiliated Broker in these circumstances.

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For the year ended December 31, 2004, the Fund did not effect any transactions through an Affiliated Broker, within the meaning of the 1940 Act.

                                REPORTS AVAILABLE

Copies of the Trust's annual report will be furnished without charge upon request. Such request should be directed to USAllianz VIP Trust, 3435 Stelzer Road, Columbus, Ohio 43219, or if by phone at (877) 833-7113.

To reduce expenses, only one copy of the Trust's annual report or information statement, as applicable, may be mailed to households, even if more than one person in a household is a contract owner. To request additional copies of the annual report or information statement, or, if you have received multiple copies but prefer to receive only one copy per household, please call the USAllianz VIP Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the USAllianz VIP Trust at the above address or phone number.

                             ADDITIONAL INFORMATION

The Trust is not required to hold annual meetings of shareholders, and, therefore, the anticipated date of a meeting of shareholders of the Fund cannot be provided. Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Trust at least 120 days prior to the date voting instructions or proxy materials are mailed to shareholders.


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